UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): January 15, 2010

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 West Chester Pike, Suite 200, West Chester, PA	19382
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

Not Applicable

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2010, Nobel Learning Communities, Inc. (the “Registrant”) amended its existing Amended and Restated Credit Agreement dated as of June 6, 2008 (the “Credit Agreement”) among the Registrant, certain of its subsidiaries, the lenders party thereto and Bank of Montreal, a Canadian chartered bank as agent for such lenders (the “Agent”), by entering into the First Amendment to Amended and Restated Credit Agreement (the “Amendment”) among the Registrant, certain of its subsidiaries (the “Subsidiary Guarantors”), the lenders party thereto (the “Lenders”) and Agent, for itself and as agent for the Lenders. Pursuant to the Credit Agreement as amended by the Amendment (as so amended, the “Amended Credit Agreement”), the Lenders continue to provide the Registrant with a revolving line of credit under which the Registrant can borrow, repay and reborrow revolving credit loans in an aggregate amount not to exceed $75,000,000 outstanding at any time (the “Revolving Facility”). All principal outstanding under the Revolving Facility will be due and payable on June 6, 2013. Interest accrued on the outstanding amounts under the Revolving Facility continues to be payable quarterly.

The Amendment revises the certain operational covenants that the Registrant is required to meet under the Amended Credit Agreement. In addition, the Amendment increases the interest rates and fees payable under the Amended Credit Agreement. Under the Amended Credit Agreement, the Registrant may choose from (i) a base rate, which is equal to the greatest of (1) the prime rate, (2) the federal funds rate plus 0.5% and (3) the London Interbank Offer Rate (“LIBOR”) as quoted on each day plus 100 basis points, plus in each case a specified margin ranging from 1.50% per annum to 2.75% per annum, or (ii) a rate based generally on LIBOR plus a specified margin ranging from 2.50% per annum to 3.75% per annum. The commitment fee payable by the Registrant under the Amended Credit Agreement on the unused portion of the revolving credit facility ranges from 0.40% per annum to 0.70% per annum, and letter of credit fees (payable quarterly on the average daily face amount of letters of credit outstanding during such quarter) range from 2.50% per annum to 3.75% per annum. The specified margins, commitment fees and letter of credit fees are determined quarterly and on the closing date of any acquisition based on the Registrant’s leverage ratio.

The foregoing summary is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document

10.1	First Amendment to Amended and Restated Credit Agreement with Bank of Montreal as agent for the lenders, dated as of January 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

Date: January 15, 2010	By:	/S/ THOMAS FRANK
	Name:	Thomas Frank
	Title:	Chief Financial Officer

Exhibit Index

Number	Description of Document

10.1	First Amendment to Amended and Restated Credit Agreement with Bank of Montreal as agent for the lenders, dated as of January 15, 2010.